Exhibit 99.2

CINNABAR VENTURES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
 (UNAUDITED)

Index to Pro Forma Condensed Combined Financial Information

Page(s)

Pro Forma Condensed Combined Balance Sheets as of November 30, 2009	1

Pro Forma Condensed Combined Statements of Operations as of November 30, 2009	2

Pro Forma Condensed Combined Balance Sheets as of May 31, 2009	3

Pro Forma Condensed Combined Statements of Operations as of May 31, 2009	4

Notes to Pro Forma Condensed Combined Financial Statements as of November 30, 2009 and May 31, 2009	5-7

Cinnabar Ventures, Inc. and Subsidiary
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	November 30, 2009
	Advanced Network Solutions, Inc.	Cinnabar Ventures, Inc.
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$55,439	$1,238	-	$56,677
Accounts Receivable	45,986	-	-	45,986
Total Current Assets	101,425	1,238	-	102,663

Property and Equipment, net	22,541	-	-	22,541

Deposits and other assets	10,000	-	-	10,000

Intangibles:
Goodwill	-	-	479,378	479,378
Total Intangible Assets	-	-	479,378	479,378

Total Assets	$133,966	$1,238	479,378	614,582

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$51,613	$-	-	$51,613
Total Current Liabilities	51,613	-	-	51,613

Long Term Liabilities:
Loan Payable	11,731	-	-	11,731

Total Liabilities	63,344	-	-	63,344

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized,
19,995,000 shares issued and outstanding	500	19,845	150	19,995
			(500)
Additional paid-in capital	2,794	170,551	479,728	653,073
Retained Earnings (Deficit) accumulated during the development stage	67,328	(189,158)	-	(121,830)
Total Stockholders' Equity	70,622	1,238	479,378	551,238

Total Liabilities and Stockholders' Equity	$133,966	$1,238	479,378	614,582

See accompanying notes to unaudited pro forma condensed combined financial statements.

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

	November 30, 2009 Advanced Network Solutions, Inc.	Cinnabar Ventures, Inc.			For the Period from May 24, 2006 (inception) to November 30, 2009
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined	Combined

Revenue	$129,567	$-	$-	$129,567	$129,567

Cost of revenue	39,979	-	-	39,979	39,979

Gross profit	89,588	-	-	89,588	89,588

General and administrative expense	114,379	85,019	-	199,398	303,537

Loss from operations	(24,791)	(85,019)	-	(109,810)	(213,949)

Other income	47	-		47	47

Net loss	$(24,744)	$(85,019)	$-	$(109,763)	$(213,902)

Net loss per common share				$(0.01)	$(0.01)

Weighted average number of common shares outstanding
during the year / period - basic and diluted				19,276,233	18,783,254

See accompanying notes to unaudited pro forma condensed combined financial statements.

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Balance Sheet

	May 31, 2009
	Advanced Network Sulotions, Inc.	May 31, 2009 Cinnabar Ventures, Inc.
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined

Assets
Current Assets
Cash	$569	$45	-	$614
Accounts Receivable	43,787	-	-	43,787
Total Current Assets	44,356	45	-	44,401

Property and Equipment, net	21,449	-	-	21,449

Intangibles:
Goodwill	-	-	544,714	544,714
Total Intangible Assets	-	-	544,714	544,714

Total Assets	$65,805	$45	544,714	610,564

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$46,127	$315	-	$46,442
Loan Payable- related party	-	22,469	-	22,469
Total Current Liabilities	46,127	22,784	-	68,911

Long Term Liabilities:
Loan Payable	14,392	-	-	14,392

Total Liabilities	60,519	22,784	-	83,303

Stockholders' Equity
Common stock, $0.001 par value; 75,000,000 shares authorized,
19,170,000 shares issued and outstanding	500	19,020	150	19,170
			(500)
Additional paid-in capital	2,794	62,380	545,064	610,238
Retained Earnings (Deficit) accumulated during the development stage	1,992	(104,139)	-	(102,147)
Total Stockholders' Equity	5,286	(22,739)	544,714	527,261

Total Liabilities and Stockholders' Equity	$65,805	$45	544,714	610,564

See accompanying notes to unaudited pro forma condensed combined financial statements.

Cinnabar Ventures, Inc. and Subsidiaries
(A Development Stage Company)
Pro Forma Condensed Combined Statement of Operations

	May 31, 2009 Advanced Network Sulotions, Inc.	May 31, 2009 Cinnabar Ventures, Inc.			For the Period from May 24, 2006 (inception) to May 31, 2009
	(Acquiree)	(Acquiror)	Pro Forma	Pro Forma	Pro Forma
	(Unaudited)	(Unaudited)	Adjustments	Combined	Combined

Revenue	$223,189	$-	$-	$223,189	$223,189

Cost of revenue	125,373	-	-	125,373	125,373

Gross profit	97,816	-	-	97,816	97,816

General and administrative expense	125,704	38,383	-	164,087	268,226

Loss from operations	(27,888)	(38,383)	-	(66,271)	(170,410)

Other income	2,669	-		2,669	2,669

Net loss	$(25,219)	$(38,383)	$-	$(63,602)	$(167,741)

Net loss per common share				$(0.00)	$(0.01)

Weighted average number of common shares outstanding
during the year / period - basic and diluted				19,170,000	18,708,821

See accompanying notes to unaudited pro forma condensed combined financial statements.

Cinnabar Ventures, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Note 1 Background Information

On March 2, 2010, Cinnabar Ventures, Inc. (“the Company”) acquired 100% of the stock of Advanced Network Solutions, Inc. (“ANS”).  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and ANS after giving effect to the purchase price - consisting of the issuance of 150,000 shares of common stock and cash of $25,000 by the Company in connection with the ANS acquisition, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of ANS and the historical consolidated financial statements and accompanying notes of Cinnabar Ventures, Inc., included in our annual report in Form 10-K for the fiscal year ended May 31, 2009, and the quarterly report on Form 10-Q for the quarter ended November 30, 2009.

Note 2 Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheets and statements of operations as of November 30, 2009 and May 31, 2009, are based on the historical financial statements of the Company and ANS, after giving effect to the Company’s acquisition of ANS on March 3, 2010.

The pro forma financial statements give effect to the merger as if it had occurred on:

●           May 31, 2008 for presenting the May 31, 2009 pro forma financial statements, and on
●           November 30, 2008 for presenting the November 30, 2009 pro forma financial statements

In determining the valuation of goodwill, the Company is applying ASC 805, “Business Combinations” (“ASC 805”). The acquisition method of accounting is used for all business combinations where the acquiror is identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

●	to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.
●	to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.
●	to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.
●	to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Cinnabar Ventures, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
 (Unaudited)

The Company has considered this transaction as a reverse recapitalization.  At the date of the transaction, the Company was operating to execute its business plan. There was no change in control in connection with the issuance of the 150,000 shares of common stock; therefore, treatment as an acquisition is appropriate under these facts and circumstances.

The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as the Company finalizes the purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the ANS acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

Note 3 Acquisition of ANS and Allocation of Purchase Price

ANS is a Florida Corporation that was incorporated on June 8, 1998. ANS is currently doing business as Rent A Genius, which is engaged in computer sales and consulting for small-medium size businesses in the Fort Myers area.

Effective March 2, 2010, the Company acquired ANS for $25,000 and 150,000 shares of the Company’s common stock, having a fair value of approximately $525,000 ($3.50/share), based upon the quoted closing trading price.  There were no contingent consideration arrangements. Also, there is no non-controlling interest.

The estimated purchase price for ANS, as presented below on November 30, 2009, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate)

Consideration transferred at fair value:
Cash	$25,000
Common stock at fair value	525,000
Total consideration	550,000

Net assets acquired:
Assets	133,966
Liabilities	63,644
Total net assets acquired	70,622
Goodwill – at fair value	$479,378

Cinnabar Ventures, Inc. and Subsidiaries
Notes to Pro Forma Condensed Combined Financial Statements
 (Unaudited)

Note 4 Pro Forma Financial Statement Adjustment

This proforma adjustment represents the elimination of the ANS’s retained earnings as part of the acquisition, as well as to record the preliminary fair values of the ANS goodwill in connection with assets acquired, liabilities assumed and the common stock issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding and are adjusted for the 150,000 shares of common stock issued in connection with the acquisition.  The issuance of these shares is considered outstanding as of May 31, 2009.  Diluted earnings per share will not be presented since the Company has a net loss, and the effect of the Company’s common stock equivalents would be anti-dilutive.

	Weighted Average Common Shares Outstanding

	Six Months Ended November 30, 2009	Year Ended May 31, 2009

Weighted average common shares outstanding – basic and diluted	19,126,233	19,020,000

Effect of common stock issued in merger	150,000	150,000

Weighted average common shares outstanding – basic and diluted – pro forma	19,276,233	19,170,000

Net loss – pro forma	$(109,763)	$(63,602)

Net loss per common share – basic and diluted – pro forma	$(0.01)	$(0.00)